

<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                      38,504,975
<SECURITIES>                                         0
<RECEIVABLES>                                  202,112<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              40,759,850<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                40,759,850<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             7,717,783<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,060,177
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,657,606
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,657,606
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,657,606
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $120,465 and due from DWR of $81,647.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,102,810 and net option premiums of $(50,047).
<F3>Liabilities include redemptions payable of $220,184, accrued management fees of $135,067, accrued administrative expenses payable of $104,780.
<F4>Total revenue includes realized trading revenue of $5,912,923, net change in unrealized of $164,515 and interest income of $1,640,345.


